AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of February 15, 2017 (this “Amendment”), which amends that certain Second Amended and Restated Revolving Credit Agreement, dated as of November 2, 2016 (as in effect prior to this Amendment, the “Existing Credit Agreement”) by and among Tech Data Corporation, a Florida corporation, as borrower (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), swing line lender and a letter of credit issuer, and the other agents and parties thereto.
W I T N E S S E T H :
WHEREAS, the parties hereto now desire to amend the Existing Credit Agreement to (i) permit certain transactions anticipated to occur in connection with the Kohler Acquisition and (ii) make certain other modifications.
THEREFORE, the parties hereto, constituting the Borrower, the Administrative Agent and the Required Lenders, agree as follows:
SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Amended Credit Agreement has the meaning assigned to such term in the Amended Credit Agreement. Each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Existing Credit Agreement shall, from the Amendment Effective Date, refer to the Existing Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”). For the avoidance of doubt, this Amendment shall constitute a “Loan Document” for all purposes under the Amended Credit Agreement and the other Loan Documents.
SECTION 2. Amendments. Effective as of the Amendment Effective Date (as defined below):
(a)    Section 1.01 of the Existing Credit Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:
“Amendment No. 1” means Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement, dated as of February 15, 2017.
“Amendment No. 1 Effective Date” means February 15, 2017, the date of effectiveness of Amendment No. 1.
“Permitted Kohler-Related Transfers” means the transfer by the Borrower or any direct or indirect wholly-owned Subsidiary of the Borrower of the capital stock or other equity interests in any direct or indirect Subsidiary of the Borrower to any other direct or indirect wholly-owned Subsidiary of the Borrower, in each case in connection with the Kohler Acquisition or the Kohler Supplemental Acquisition and occurring prior to the date that is 120 days after the Kohler Acquisition Closing Date, that does not directly or indirectly result in the release of any Guarantor from the Facility Guaranty or otherwise cause any Person that would have been required to be or become a Guarantor in respect of this Agreement (as in effect prior to the Amendment No. 1 Effective Date) to no longer be so required to be or become a Guarantor.
“Kohler Supplemental Acquisition” means the acquisition of the “OEM Embedded Business” line of business of Avnet, Inc. related to the integration of multiple original equipment manufacturer technology products pursuant to customer contracts, such as computers and storage, into a single integrated technology platform from Avnet, Inc. on or about the Kohler Acquisition Closing Date; provided, the Borrower and its Subsidiaries shall not pay direct or indirect consideration for the Kohler Supplemental Acquisition (including consideration effected by working capital adjustments) in an aggregate amount in excess of $80,000,000.
(b)    The definition of “Consolidated EBITDA” in Section 1.01 of the Existing Credit Agreement is hereby amended to add the phrase “or, if applicable, the Kohler Supplemental Acquisition” after the phrase “cash integration and restructuring costs in connection with the Kohler Acquisition Transactions”.
(c)    The definition of “Excluded Subsidiary” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
“Excluded Subsidiary” means (a) Tech Data Finance SPV, Inc., (b) any Domestic Subsidiary that is a Special Purpose Finance Subsidiary, (c) any Domestic Subsidiary all or substantially all of the assets of which consist of one or more controlled foreign corporations and (d) any Domestic Subsidiary that is a pass-through entity for U.S. federal income tax purposes and is directly or indirectly owned by one or more controlled foreign corporations.
(d)    The definition of Kohler Acquisition Closing Date Borrowing in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
“Kohler Acquisition Closing Date Borrowing” means a Borrowing of Loans in Dollars hereunder on the Kohler Acquisition Closing Date in an aggregate principal amount not exceeding the Kohler Transaction Commitments, the proceeds of which will be used solely to pay (i) a portion of the cash component of the consideration payable in respect of the Kohler Acquisition and, if applicable, the Kohler Supplemental Acquisition and (ii) fees, costs and expenses relating to the Kohler Acquisition and the other Kohler Acquisition Transactions and, if applicable, the Kohler Supplemental Acquisition.
(e)    The introductory sentence of Article VI of the Existing Credit Agreement is hereby amended to replace the phrase “(giving effect to the Kohler Acquisition Transactions)” with the

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phrase “(giving effect to the Kohler Acquisition Transactions and, if applicable, the Kohler Supplemental Acquisition)”.
(f)    Section 8.01(q) of the Existing Credit Agreement is hereby amended to add the phrase “(or, as applicable, the Kohler Supplemental Acquisition)” after the phrase “Kohler Acquisition” in each of clauses (i) and clause (ii) of the proviso thereof.
(g)    Section 8.02(l) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
(l)    the Kohler Acquisition, the Kohler Supplemental Acquisition and Investments between or among the Borrower and its direct or indirect wholly-owned Subsidiaries in connection with the consummation of the Kohler Acquisition or the Kohler Supplemental Acquisition and Investments constituting Permitted Kohler-Related Transfers; and
(h)    Section 8.03(h) of the Existing Credit Agreement is hereby amended and restated in its entirety with the following:
(h)     Indebtedness of the Kohler Acquired Business or the business acquired pursuant to the Kohler Supplemental Acquisition or, in either case, any Subsidiaries thereof existing at the time of consummation of the Kohler Acquisition or the Kohler Supplemental Acquisition, as applicable, provided that (i) such Indebtedness was not incurred in contemplation of such Acquisition and (ii) the aggregate principal amount of Indebtedness permitted pursuant to this clause (h) shall not exceed $105,000,000 at any time outstanding;
(i)    Section 8.04 of the Existing Credit Agreement is hereby amended to (i) delete the word “and” appearing as the last word in Section 8.04(d), (ii) replace the period appearing at the end of Section 8.04(e) with “; and” and (iii) add the following clause (f) to the end of such Section 8.04:
(f)    the Borrower and any direct or indirect wholly-owned Subsidiary may engage in transactions constituting Permitted Kohler-Related Transfers.
(j)    Section 8.08 of the Existing Credit Agreement is hereby amended to replace “(x) between or among the Borrower and any Guarantor or between and among any Guarantors or (y) on terms that satisfy Section 482 of the Code and the Treasury Regulations thereunder” with “(x) between or among the Borrower and any Guarantor or between and among any Guarantors, (y) on terms that satisfy Section 482 of the Code and the Treasury Regulations thereunder or (z) constituting Permitted Kohler-Related Transfers”.
(k)    Section 8.12 of the Existing Credit Agreement is hereby amended to replace the phrase “the Kohler Acquisition shall be permitted on the Kohler Acquisition Closing Date” with the phrase “the Kohler Acquisition shall be permitted on the Kohler Acquisition Closing Date and the Kohler Supplemental Acquisition shall be permitted on or about the Kohler Acquisition Closing Date”.

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SECTION 3. Representations of the Borrower. The Borrower represents and warrants that (a) it has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform any obligations under this Amendment and (b) this Amendment has been duly executed and delivered by the Borrower, and it constitutes a legal, valid and binding obligation thereof, enforceable against the Borrower in accordance with its terms.
SECTION 4. Effectiveness of Amendments. This Amendment shall become effective on the date hereof upon receipt by the Administrative Agent of a signed counterpart of this Amendment from each of (x) the Borrower, (y) the Required Lenders and (z) the Administrative Agent (such date, the “Amendment Effective Date”).
SECTION 5. Certain Consequences Of Effectiveness.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, any Guarantor or any other party under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
(b)    Nothing herein shall be deemed to entitle the Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or Amended Credit Agreement on any future occasion.
(c)    By signing this Amendment, the Borrower hereby confirms that (i) the obligations of each of the Loan Parties under the Amended Credit Agreement and the other Loan Documents (as amended hereby) constitute Obligations and are entitled to the benefit of the guarantees set forth in the Facility Guaranty and the benefits set forth in each Loan Document and (ii) the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.
SECTION 6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by electronic means (including facsimile or “pdf”) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TECH DATA CORPORATION, as Borrower
By:	/s/ Scott W. Walker
Name: Scott W. Walker
Title: Corporate Vice President, Treasurer

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

Bank of America, N.A., as a Lender
By:	/s/ My‑Linh Yoshiike
Name: My‑Linh Yoshiike
Title: Vice President

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Diane Emanuel
Name: Diane Emanuel
Title: Managing Director

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

The Bank of Tokyo‑Mitsubishi UFJ, LTD., as a Lender
By:	/s/ Matthew Antioco
Name: Matthew Antioco
Title: Vice President

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

BNP Paribas, as a Lender
By:	/s/ Todd Rodgers
Name: Todd Rodgers
Title: Director
By:	/s/ Liz Cheng
Name: Liz Cheng
Title: Vice President

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

CITIBANK, N.A., as a Lender
By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

J.P. Morgan Chase Bank, as a Lender
By:	/s/ Justin Kelley
Name: Justin Kelley
Title: Executive Director

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

MIZUHO BANK, LTD., as a Lender
By:	/s/ Daniel Guevara
Name: Daniel Guevara
Title: Authorized Signatory

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

PNC Bank, National Association, as Lender
By:	/s/ C.J. Mintrone
Name: C.J. Mintrone
Title: Senior Vice President

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

Skandinaviska Enskilda Banken AB (publ), as a Lender
By:	/s/ Penny Neville‑Park
Name: Penny Neville‑Park
Title:
By:	/s/ Duncan Nash
Name: Duncan Nash
Title:

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

The Toronto‑Dominion Bank, New York Branch. as a Lender
By:	/s/ Annie Dorval
Name: Annie Dorval
Title: Authorized Signatory

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

UniCredit Bank AG, New York Branch, as a Lender
By:	/s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director
By:	/s/ Bryon Korutz
Name: Bryon Korutz
Title: Associate Director

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]

Acknowledged: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

[Amendment No. 1 to Second Amended and Restated Revolving Credit Agreement]